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                                                                   EXHIBIT 10.23



                              EMPLOYMENT AGREEMENT


        THIS EMPLOYMENT AGREEMENT (this "Agreement") is made and entered into as of April 11, 2001, by and between Dallas Semiconductor Corporation, a Delaware corporation (the "Company"), and Alan P. Hale ("Executive").

        1.     Employment.

               1.1 Engagement of Executive. The Company agrees to employ Executive as a member of the senior management of the Company and Executive will be charged with the supervision of such activities of the Company as delegated by the Board of Directors of the Company (the "Board," which such terms shall be deemed to also include the board of directors of Parent (as defined below)), and Executive agrees to accept such employment, all in accordance with the terms and conditions of this Agreement.

               1.2 Duties and Powers. At all times during the Employment Period (as defined herein), Executive will serve as a member of the Company's senior management and will be charged with the supervision and management of such activities of the Company as delegated by the Board and will have such responsibilities, titles, duties and authorities, and will render such services for the Company and its affiliates as the Board shall from time to time reasonably direct.

               1.3 Employment Period. Executive's employment under this Agreement shall be for a period of one (1) year beginning on the date hereof (the "Employment Period"). Notwithstanding anything to the contrary contained herein, the Employment Period is subject to termination by the mutual written consent of Executive and the Company. In addition, subject to the provisions of Section 1.4, either party may terminate this Agreement on thirty (30) days written notice.

               1.4 Cash Payment. Subject to Executive's continuous employment with the Company or its ultimate parent corporation (the "Parent"), or an affiliate thereof, Executive shall be entitled to receive a cash payment in the amount of $247,978 on the first anniversary of the date of this Agreement; provided, however, that, notwithstanding the foregoing, the Executive shall be immediately entitled to such payment in the event that the Executive is terminated by the Company, Parent or any affiliate thereof (i) for any reason (other than Executive's voluntary termination), (ii) as the result of a Constructive Termination (as defined below) or (iii) as a result of the Executive's death or Disability (as defined below). For purposes hereof, "Constructive Termination" means (A) an adverse change in Executive's responsibilities or the person to whom Executive directly reports subsequent to the date of this Agreement; or (B) a decrease in Executive's salary, benefits or perquisites (other than equity-based awards or grants), other than as a result of any amendment or termination of any employee and/or executive benefit plan or arrangement, which amendment or termination is applicable to all qualifying executives of the Company or the Parent. For purposes hereof, "Disability" means Executive's inability to perform, by reason of physical or mental incapacity, Executive's material duties or obligations to the Company,



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        the Parent or an affiliate thereof, as applicable, with or without reasonable accommodation, for a total period of 21 consecutive days in any 90-day period, as determined by the board of directors of the Parent (such determination not to be arbitrary or unreasonable).

        2.     Compensation and Benefits.

               2.1 Salary. In consideration of Executive performing his duties under this Agreement during the Employment Period, the Company will pay Executive a base salary at a rate of $208,650 per annum (the "Base Salary"), payable in accordance with the Company's regular payroll policy for salaried executives. The Base Salary may be increased (but not decreased), from time to time during the Employment Period, as determined by the Board in its sole discretion. If the Employment Period is terminated pursuant to Section 1.4 above, then the Base Salary for any partial year will be prorated based on the number of days elapsed in such year during which services were actually performed by Executive.

               2.2 Bonus. At the end of the Employment Period, Executive shall be eligible to participate in the bonus plan applicable to the Company's senior executives. The criteria and/or goals for such bonus plan shall be established by the Board. All bonuses awarded to Executive hereunder shall be payable in accordance with Company policy.

               2.3 Stock Options. Executive shall be eligible to participate in the stock option plans applicable to the Company's senior executives and shall receive grants thereunder as may be determined by the Board from time to time.

               2.4 Benefits, Expenses and Pension Plan. During the Employment Period, the Company agrees to provide to Executive such fringe and other employee benefits as are generally provided, from time to time, to senior executives of the Company, including, without limitation, vacation, health and insurance benefits. The Company shall retain the right to discontinue or modify any employee benefit program at any time. The Company will reimburse Executive in accordance with Company policy for his normal out-of-pocket expenses incurred in the course of performing his duties hereunder.

        3.     Noncompetition; Nonsolicitation; Confidentiality.

               3.1 Noncompetition; Nonsolicitation. Executive acknowledges and recognizes the highly competitive nature of the businesses of the Company and its affiliates and accordingly agrees as follows:

                   (a) During the Employment Period and, for a period of one
               year following the date Executive ceases to be employed by the Company (the "Restricted Period"), Executive will not, whether on Executive's own behalf or on behalf of or in conjunction with any person, company, business entity or other organization whatsoever, directly or indirectly solicit or assist in soliciting in competition with the Company, the business of any client or prospective client:

                       (i) with whom Executive had personal contact or dealings
                   on




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                   behalf of the Company during the one year period preceding
                   Executive's termination of employment;

                       (ii) with whom employees reporting to Executive have had
                   personal contact or dealings on behalf of the Company during the one year immediately preceding the Executive's termination of employment; or

                       (iii) for whom Executive had direct or indirect
                   responsibility during the one year immediately preceding Executive's termination of employment.

                   (b) During the Restricted Period, Executive will not directly or indirectly:

                       (i) engage in any business that competes with the
                   business of the Company or its affiliates (including, without limitation, businesses which the Company or its affiliates have specific plans to conduct in the future and as to which Executive is aware of such planning) in any geographical area that is within 100 miles of any geographical area where the Company or its affiliates manufactures, produces, sells, leases, rents, licenses or otherwise provides its products or services (a "Competitive Business");

                       (ii) enter the employ of, or render any services to, any
                   person or entity (or any division of any person or entity) who or which engages in a Competitive Business;

                       (iii) acquire a financial interest in, or otherwise
                   become actively involved with, any Competitive Business, directly or indirectly, as an individual, partner, shareholder, officer, director, principal, agent, trustee or consultant; or

                       (iv) interfere with, or attempt to interfere with,
                   business relationships (whether formed before, on or after the date of this Agreement) between the Company or any of its affiliates and customers, clients, suppliers of the Company or its affiliates.

                       Notwithstanding anything to the contrary in this
                   Agreement, Executive may, directly or indirectly own, solely as an investment, securities of any person engaged in the business of the Company or its affiliates which are publicly traded on a national or regional stock exchange or on the over-the-counter market if Executive (x) is not a controlling person of, or a member of a group which controls, such person and (y) does not, directly or indirectly, own 5% or more of any class of securities of such person.

                   (c) During the Restricted Period, Executive will not, whether on Executive's own behalf or on behalf of, or in conjunction with, any person, company, business entity or other organization whatsoever, directly or indirectly:




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                       (i) solicit or encourage any employee of the Company or
                   its affiliates to leave the employment of the Company or its affiliates; or

                       (ii) hire any such employee who was employed by the
                   Company or its affiliates as of the date of Executive's termination of employment with the Company or who left the employment of the Company or its affiliates coincident with, or within six months prior to or one year after, the termination of Executive's employment with the Company.

                   (d) During the Restricted Period, Executive will not,
               directly or indirectly, solicit or encourage to cease to work with the Company or its affiliates any consultant then under contract with the Company or its affiliates.

                   It is expressly understood and agreed that although Executive and the Company consider the restrictions contained in this
               Section 3.1 to be reasonable, if a final judicial determination is made by a court of competent jurisdiction that the time or territory or any other restriction contained in this Agreement is an unenforceable restriction against Executive, the provisions of this Agreement shall not be rendered void but shall be deemed amended to apply as to such maximum time and territory and to such maximum extent as such court may judicially determine or indicate to be enforceable. Alternatively, if any court of competent jurisdiction finds that any restriction contained in this Agreement is unenforceable, and such restriction cannot be amended so as to make it enforceable, such finding shall not affect the enforceability of any of the other restrictions contained herein.

               3.2 Confidentiality. Executive will not at any time (whether during or after Executive's employment with the Company) disclose, retain, or use for Executive's own benefit, purposes or account or the benefit, purposes or account of any other person, firm, partnership, joint venture, association, corporation or other business organization, entity or enterprise other than the Company and any of its subsidiaries or affiliates, any trade secrets, know-how, software developments, inventions, formulae, technology, designs and drawings or any Company property or confidential information relating to research, operations, finances, current and proposed products and services, vendors, customers, advertising, costs, marketing, trading, investment, sales activities, promotion, manufacturing processes, or the business and affairs of the Company generally, or of any subsidiary or affiliate of the Company ("Confidential Information") without the written authorization of the Board; provided, however, that the foregoing shall not apply to information that is not unique to the Company or that is generally known to the industry or the public, other than as a result of Executive's breach of this covenant or the wrongful acts of others who were under confidentiality obligations as to the item or items involved. Except as required by law, Executive will not disclose to anyone, other than his immediate family and legal or financial advisors, the existence or contents of this Agreement. Executive agrees that, upon termination of Executive's employment with the Company for any reason, he will return to the Company immediately all memoranda, books, papers, plans, information, letters and other data, and all copies thereof or therefrom, in any way relating to the business of the




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        Company, its affiliates and subsidiaries, except that he may retain only those portions of personal notes, notebooks and diaries that do not contain Confidential Information of the type described in the preceding sentence. Executive further agrees that he will not retain or use for Executive's own benefit, purposes or account or the benefit, purposes or account of any other person, firm, partnership, joint venture, association, corporation or other business designation, entity or enterprise, other than the Company and any of its subsidiaries or affiliates, at any time any trade names, trademark, service mark, other proprietary business designation, patent, or other intellectual property used or owned in connection with the business of the Company or its affiliates.

        4.     Miscellaneous.

               4.1 Assignment. No party hereto may assign or delegate any of its rights or obligations hereunder without the prior written consent of the other party hereto; provided, however, that the Company shall have the right to assign all or any part of its rights and obligations under this Agreement (a) to any affiliate of the Company to which the business of the Company is assigned at any time, any subsidiary or affiliate of the Company or any surviving entity following any merger or consolidation of any of those entities with any entity other than the Company, or (b) in connection with the sale of the Company. Except as otherwise expressly provided herein, all covenants and agreements contained in this Agreement by or on behalf of any of the parties hereto shall bind and inure to the benefit of the respective legal representatives, heirs, successors and assigns of the parties hereto whether so expressed or not.

               4.2 Entire Agreement. Except as otherwise expressly set forth herein, this Agreement and all other agreements entered into by the parties hereto on the date hereof set forth the entire understanding of the parties, and supersede and preempt all prior oral or written understandings and agreements with respect to the subject matter hereof.

               4.3 Severability. Whenever possible, each provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Agreement is held to be prohibited by or invalid under applicable law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of this Agreement.

               4.4 Amendment; Modification. No amendment or modification of this Agreement and no waiver by any party of the breach of any covenant contained herein shall be binding unless executed in writing by the party against whom enforcement of such amendment, modification or waiver is sought. No waiver shall be deemed a continuing waiver or a waiver of any subsequent breach or default, either of a similar or different nature, unless expressly so stated in writing.

               4.5 Governing Law. This Agreement shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Agreement shall be governed by, the laws of the State of Texas, without giving effect to provisions thereof regarding conflict of laws.




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               4.6 Notices. All notices, demands or other communications to be given or delivered hereunder or by reason of the provisions of this Agreement shall be in writing and shall be deemed to have been properly served if (a) delivered personally, (b) delivered by a recognized overnight courier service, (c) sent by certified or registered mail, return receipt requested and first class postage prepaid, or (d) sent by facsimile transmission. Such notices, demands and other communications shall be sent to the addresses indicated below:

               If to Executive:

               Alan P. Hale
               5616 Walnut Spring Court
               Dallas, Texas  75252

               with a copy to:

               Jenkens & Gilchrist, P.C.
               1445 Ross Avenue, Suite 3200
               Dallas, Texas  75202
               Attn:  Ronald J. Frappier, Esq.

               If to the Company:

               Dallas Semiconductor Corporation
               4401 South Beltwood Parkway
               Dallas, Texas  75244
               Attn:  General Counsel




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               with a copy to:

               Jenkens & Gilchrist, P.C.
               1445 Ross Avenue, Suite 3200
               Dallas, Texas  75202
               Attn:  M. D. Sampels, Esq.

                   or to such other address or to the attention of such other person as the recipient party has specified by prior written notice to the sending party. Date of service of such notice shall be (i) the date such notice is personally delivered or sent by facsimile transmission (with issuance by the transmitting machine of a confirmation of successful transmission), (ii) three business days after the date of mailing if sent by certified or registered mail or, (iii) one business day after date of delivery to the overnight courier if sent by overnight courier.

               4.7 Counterparts. This Agreement may be executed in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same Agreement.

               4.8 Descriptive Headings; Interpretation. The descriptive headings in this Agreement are inserted for convenience of reference only and are not intended to be part of or to affect the meaning or interpretation of this Agreement. The use of the word "including" in this Agreement shall be by way of example rather than by limitation.

               4.9 No Strict Construction. The language used in this Agreement will be deemed to be the language chosen by the parties hereto to express their mutual interest, and no rule of strict construction will be applied against any party hereto.

               4.10 Specific Performance. Executive acknowledges and agrees that the Company's remedies at law for a breach or threatened breach of any of the provisions of Section 3.1 or Section 3.2 would be inadequate and the Company would suffer irreparable damages as a result of such breach or threatened breach. In recognition of this fact, Executive agrees that, in the event of such a breach or threatened breach, in addition to any remedies at law, the Company, without posting any bond, shall be entitled to cease making any payments or providing any benefit otherwise required by this Agreement and obtain equitable relief in the form of specific performance, temporary restraining order, temporary or permanent injunction or any other equitable remedy which may then be available.


                            [SIGNATURE PAGE FOLLOWS]




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        IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.



                                             COMPANY:

                                             DALLAS SEMICONDUCTOR CORPORATION



                                             By:    /s/ Chao C. Mai
                                                    ----------------------------
                                             Name:  Chao C. Mai
                                             Title: President


                                             EXECUTIVE:



                                                    /s/ Alan P. Hale
                                             -----------------------------------
                                             Alan P. Hale




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